UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2009

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 15, 2009, Sanmina-SCI Corporation (the “Company”) issued a press release calling for redemption on November 16, 2009 all of its outstanding Senior Floating Rate Notes due 2010 (the “Notes”).  The aggregate principal amount of the Notes currently outstanding is $175.7 million.  The CUSIP number for the Notes being called for redemption is 800907 AL1.  Upon redemption, holders of the Notes will receive the principal amount of the Notes plus accrued and unpaid interest thereon up to but excluding the redemption date.

A Notice of Redemption is being mailed to all registered holders of the Notes.  Copies of the Notice of Redemption may be obtained from U.S. Bank National Association, the Paying Agent, by calling (800) 934-6802.

The press release announcing such redemption is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release issued by Sanmina-SCI Corporation on October 15, 2009 announcing redemption of Senior Floating Rate Notes due 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

	By:	/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President, General Counsel and Corporate Secretary

Date: October 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Sanmina-SCI Corporation on October 15, 2009 announcing redemption of Senior Floating Rate Notes due 2010.